                                    EXHIBIT B

                 [BLAZZARD, GRODD & HASENAUER, P.C. LETTERHEAD]




                                December 30, 1999



Board of Directors
Sentry Life Insurance Company
1800 North Point Drive
Stevens Point, WI  54481

         Re:  Opinion of Counsel - Sentry Variable Life Account I
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Gentlemen:

You have requested our Opinion of counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on form N-4 for the Individual Deferred Variable Annuity Contracts (the "Contracts") to be issued by Sentry Life Insurance Company and its separate account, Sentry Variable Life Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

1. Sentry Variable Life Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Policy issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Policy.

You may use this opinion letter, or a copy thereof, as an exhibit to Post-Effective Amendment No. 16 to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.


                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.

                                   By: s/Lynn Korman Stone
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                                         Lynn Korman Stone